Exhibit 31.1


I, Gerard J. Arpey, certify that:

 1. I have reviewed this annual report on Form 10-K/A of American Airlines, Inc.;

 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;



Date: July 17, 2006
                             /s/ Gerard J. Arpey
                             Gerard J. Arpey
                             Chairman, President and Chief Executive Officer